UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): April 21, 2006

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FL	650377773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle, Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

a. Restricted Stock Grants

On April 21, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of the Registrant granted restricted stock to 125 employees, including named executive officer, Robert Green, under the Company’s 2002 Stock Award and Incentive Plan (the “2002 Plan”). The awards were made pursuant to the Registrant’s ongoing review of competitive compensation practices. Mr. Green, Executive Vice President, Residential Real Estate, was granted 3,000 restricted shares of Class A Common Stock. The restricted stock will vest in equal annual installments over a period of five years from the first anniversary of the grant date, provided that the restrictions shall lapse and the Restricted Stock shall become immediately vested in the event that the employee’s service with the Registrant is terminated because of death, disability, a change in control, retirement, or early retirement with the approval of the Committee.

b. CEO Contract Amendment and Establishment of Performance Goals

On April 21, 2006, the Committee set performance goals for the CEO to earn cash compensation for the quarter ended June 30, 2006. The goals consist of measures for total assets and total deposits and total loan balances to be achieved by the end of the quarter, and of measures for earnings per share, residential and consumer loan production and net income to be achieved for the quarter. The goals also include a measure for non-performing assets as a percent of total assets to be achieved for the quarter. The CEO may earn from $175,000 to $325,000 for the quarter, depending upon whether the goals are achieved and the level of achievement. Of the total amount that could potentially be earned, $75,000 will depend upon the achievement of the goals at what is deemed a higher, exceptional, level of performance. The Committee also approved an amendment to the CEO’s employment agreement to increase the amount of quarterly cash compensation which the CEO may earn by the $75,000 designated for such exceptional performance. The Committee’s evaluation of whether the performance goals were achieved may consider acts of God, legal or regulatory changes, unusual or generally non-recurring events not assumed at the time the goals were set. If compensation is not earned during the quarter due to a failure to meet the goals, such compensation will be earned if the goals are met before the end of the fiscal year.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: April 27, 2006	By:	/s/ Humberto L. Lopez
Humberto L. Lopez Senior Executive Vice President and Chief Financial Officer